UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2020

Agentix Corp.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-55383

(Commission File Number)

46-2876282

 (IRS Employer Identification No.)

32932 Pacific Coast Highway, #14-254

Dana Point, California 92629

(Address of principal executive offices)(Zip Code)

(949) 438-0160

Registrant’s telephone number, including area code

_____________________________________________

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Effective May 8, 2020, Scott Stevens resigned as President, Secretary, and Treasurer and a Director of Agentix Corp. (the “Company”).  There were no disagreements between Mr. Stevens and the Company that caused his resignation.

Effective May 8, 2020, Michael Winterhalter was appointed as President, Secretary, and Treasurer and a Director. Mr. Winterhalter previously served as President and Chief Executive Officer and Chairman of the Board of Directors from April 18, 2013, until July 10, 2019.

Michael Winterhalter

Mr. Winterhalter, age 59,  has over 25 years’ experience in the composites industry with notable tenures that include President of AmpStar, LLC (Harbor City, California), from November 2008 until July 2014. From June 2001 until January 2004, Mr. Winterhalter was employed at W. Brandt Goldsworthy & Associates in Los Angeles, where became Vice President of Business Development in January 2002. Since August 2008, he has been a member of Winter Composites, LLC.  Mr. Winterhalter graduated from the University of California, Santa Barbara and also served as a Congressional Intern in the US House of Representatives. Mr. Winterhalter’s prior experience with the Company, his entrepreneurial desire evidenced by his ideas which led to the establishment of our business, and his experience in the composites industry, led to our conclusion that Mr. Winterhalter should be serving as a member of our Board of Directors in light of our business and structure.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agentix Corp. (Registrant)

Date: May 13, 2020	By:	/s/ Michael Winterhalter
	Name:	Michael Winterhalter
	Title:	President

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